UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2005

                               Indigo-Energy, Inc.
                               -------------------
                        (Formerly Procare America, Inc.)
               (Exact name of Registrant as specified in charter)


           Nevada                     2-75313                 84-0871427
           ------                     -------                 ----------
(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)              File Number)           Identification)


4041 University Drive, Suite 302, Fairfax, VA                    22030
---------------------------------------------                    -----
  (Address of principal executive offices)                      (Zip Code)

     Registrant's telephone number, including area code:    703 385 8880
                                                            ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control
Item 5.03  Amendment to Articles of Incorporation
Item 5.06  Change in Shell Company Status

The following information is being provided on the reorganized Registrant pursuant to the information required by a Form 10SB.


Part I
Item 1.  Description of Business.

As used in this annual report, "we", "us", "our", "Indigo", the "Registrant", the "Company" or "our Company" refers to Indigo-Energy, Inc. and its subsidiary.

Business Development of Procare America, Inc.

The Company was formed as Fuller-Banks Energy, Inc., in 1981. In 1987 it changed its name to Royal Equity Exchange Inc. and in 1999 changed its name to Procare America, Inc. The Company ceased all operations in 2001 and has been a dormant shell company since 2001.

On December 15, 2005, pursuant to the terms of an Exchange Agreement, 100% of the outstanding shares of Indigo Land & Development, Inc., a Virginia Corporation were to be exchanged for 176,457,126 shares of the Registrant constituting 91% of the total shares outstanding. Subsequent to execution of the Exchange Agreement, the new board of directors and management were appointed in December 2005 without closing of the Exchange Agreement.

New management of the Registrant and the sole shareholder of Indigo Land & Development Inc., determined it was in the best interest of the shareholders of the Registrant and of Indigo Land & Development Inc., to modify the terms of the Exchange Agreement, complete the reorganization, file the Registrant's delinquent Securities and Exchange Commission filings and carry out the business plan of the newly acquired subsidiary despite prior management of the Registrant having failed to do so as required by the Exchange Agreement.

In January 2006, the sole shareholder of Indigo Land & Development Inc., whom the Exchange Agreement stated would received 176,457,126 shares of the Registrant's common stock consented to the receipt of 49,100,000 shares in lieu of the Exchange Agreement's stated number so that new management would be able to achieve their desired capitalization structure through the issuance of shares to investors in and employees/contractors of Indigo Land & Development, Inc. Please see Recent Sales of Unregistered Securities, page 16.

Also in January 2006 the holders of 51% of the outstanding shares of the Company's common stock executed a consent in lieu of meeting of the stockholders of the Company to amend the Company's articles of incorporation to change the name of the Company to Indigo-Energy Inc. The amendment to the Articles of Incorporation was filed and effective on January 12, 2006.

The Current Business of the Registrant:  Indigo-Energy, Inc.

Item 1. Description of Business

        Development of the Business

Indigo Land and Development, Inc. is a Virginia corporation formed in 1984 (Indigo) by Dr. Jerry Moore to be a petroleum and natural gas exploration and production company that sells its recovered products to petroleum pipelines and processors/refiners. In 1985 Indigo purchased its 420 acres of mineral rights from an unaffiliated party for $385,000. In September 2005, Indigo acquired 2,666 shares of its common stock from the two shareholders other than Dr. Moore for which $350,000 was paid and $550,000 was due on or before December 5, 2005. The due date on the $550,000 has been extended to June 30, 2006.

Indigo entered into a Service and Drill Contract with Falcon Holdings, LLC, Mannington, WV in September 2005 for the existing acreage and for future exploration and production endeavors in the region. Falcon is otherwise unaffiliated with Indigo. The Service and Drill Contract requires Falcon to handle all aspects of permitting, drilling and completion of fifty wells on a costs plus a set fee per well of $60,000. Costs are estimated at $300,000 per well.

Indigo has paid for and obtained the consent of Equitrans LP, Pittsburg, Pennsylvania for a meter tap into Equitrans' natural gas gathering pipeline system. As a result, Indigo can transmit up to 20 MMCF on a daily basis as soon as natural gas production commences. At the time natural gas production commences, Indigo anticipates entering into a natural gas purchase contract with Equitrans.


     Principal products or services and their markets

Indigo is a petroleum and natural gas exploration and production company that sells its recovered products to petroleum pipelines and processors/refiners.


     Distribution methods of the products or services

Recovered products are distributed from the pipeline wellhead to customer via transmission pipeline or local product haulers. We have two sites selected to tap existing transmission pipelines in the area with Equitrans and Peoples Gas companies.

     Competitive business conditions and the small business issuer's competitive position in the industry and methods of competition

Business conditions that currently impact the market for Indigo's products include the availability and production of viable, in-ground, recoverable petroleum resources, easily accessible transmission pipelines or overland transportation for its product and the existing world market condition of supply and demand for natural gas and crude oil. Our primary competitive position in the marketplace is among regional, natural gas/oil exploration and production companies with domestic, inland reserves. There is significant competition in the petroleum products business in which we are an insignificant participant. However, our local business edge includes the strong partnership with Falcon Holdings, LLC that affords relationship-based interaction among local resources and people that may transcend larger operators. Methods of competition in the marketplace include securing favorable, extractable oil and gas plays in the Appalachian oil and gas region and maintaining sustainable profitability, operating cash flow and production growth.

     Dependence on one or a few major customers

The anticipated primary customer for Indigo natural gas production is Equitrans, LP which is among the several regional, natural gas pipeline transmission companies. Oil products are marketed among the local crude oil gatherers/processors.


     Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts

There are no patents, trademarks, licenses, franchises, concessions or royalty agreements associated with the Indigo minerals. There are no written labor contracts in place.


     Government Approvals

Exploration and production activities relating to oil and gas are subject to regulation by the states in which we are drilling. All wells require permits issued by the state governments through a well established process. These processes have been in place for the last 75 years and are not likely to change in the foreseeable future. A one-time bonding fee of $25,000 is required for drilling activities in Pennsylvania and a $50,000 bonding fee is required in West Virginia.


     Existing or Probable Governmental Regulations

The Company is not aware of any existing or proposed regulations that would significantly or adversely impact the business or markets in which Indigo participates. Exploration and production activities relating to oil and gas permits and leases are subject to regulation by the states in which we are drilling. A one-time bonding fee of $20,000 and $50,000 for the states of Pennsylvania and West Virginia, respectively, is required to begin drilling activities.

Indigo and its subcontractors must comply with applicable local, state and federal environmental regulations associated with drilling and production activities. Environmental protection expenses are expected to include the cost of site preparation that may include road construction, runoff control, fencing, earthen berms or retaining ponds to contain re-circulating drilling fluids or potential overflows or spillage of oil or drilling fluids. If production is initiated, the temporary measures must be made permanent; if production is not warranted, the temporary measures must be removed and the land restored to its prior condition.

Upon beginning field activities, we believe that we will be in compliance with applicable environmental laws, rules or regulations. Current environmental regulations impacting oil and gas exploration and production in the states of Pennsylvania and West Virginia have a negligible influence on our operating ability or profitability. It is not anticipated that future environmental regulations or costs associated with environmental regulatory compliance will adversely impact our operations or financial bottom-line.


Item 2.    Plan of Operations

Drilling operations are anticipated to begin in February, 2006. First year drilling and production plans include advancing approximately 20 production wells on the property and acquisition of additional leases for future growth.

Indigo-Energy Inc.'s plan of operation has been finalized with Falcon Holdings LLC of Mannington West Virginia (Falcon) where they perform turnkey operations for Indigo-Energy from permit to final gas in line. This evergreen contract has been signed with Falcon who has been on-board doing a significant amount of work for Indigo-Energy in preparation for permits, right of ways, delivery of gas into line and signing up with Equitable for gas purchase agreements.

The operations contract allows for an estimated figure of $360,000 dollars per well on a 20 well program for year 2006. This covers all costs associated from finding oil and gas leases, to permits to drill and put into line for payment.

Falcon contracted with Smith Survey and Permit Company to apply for the drilling permit in West Virginia so that gas can be delivered into line (M-33) to Equitable Transmission Corporation, which is located in Pittsburgh Pennsylvania. The contract work is being done through our evergreen agreement with Falcon Holdings LLC.

Essentially, once a well has been drilled, which normally takes 5-7 days, 24 hours per day drilling, the Falcon team sets up the wire reading of the drilled hole. Once the wire has been completed the pipe is installed, cemented and fracked for production.

The line to the main pickup line is being installed at the same time the well is being drilled so that if a large amount of gas is hit unexpectedly, and that has happened frequently in this area, Falcon can turn said gas into a line and the meter will be able to measure it and deliver to the main collection line owned by Equitable.

From day 1 to day 30 the well is drilled and gas put into line. It then takes 3 months from the first delivery in a line to payment. Gas put into a line in February over a 30-day period is paid for at the end of April or early May.

Once a well has been drilled, the landscape around it has to be put back into order per regulations of the State of West Virginia and inspected by an oil and gas inspector. It is drilled with seed after proper shaping by a landscaping bulldozer has done its job.

The roadways from the oil and gas well has to be dressed, seeded after placing an oil line down the side of the road to a common collection area which will have enough room for 500 barrels of oil storage at a stage. This allows Falcon to deliver oil without having to provide bulldozer access to pull tank trucks to the well site in mid winter.

Production in the area has historically generated ten to fifteen thousand dollars per month; however, some wells have come in as low as six thousand per month. The average payment is $12-14 dollars per MCF average and the oil has been going for $55-65 dollars per barrel.

Indigo-Energy anticipates drilling at least one well per month and hopefully two wells per month when better weather occurs. It will take approximately 30 days from permit issuance to have the first drilling rig on a site that is to be drilled first.

Wells typically in this area have produced for over 90 years but with the majority of the oil and gas coming out of the ground in the first 30 years. Some wells in the area are still producing after 110 years.

Dry holes are rare in the area, approximately 1 per 100 wells drilled, and no dry holes have been drilled near the Indigo-Energy initial site.

     30 Day Chronological Summary of Actual Well Events

1.   Secure a lease or purchase minerals in ground
2.   Execute title work to ensure you have what you think
3.   Title is good-start toward engineering and surveying for permit
4.   Permit with survey attached & submitted to the state with a $5,000 bond fee
5.   Permit to drill is released from state
6.   Roadways and land clearing begins
7.   Roadways and site is final prepared for inspection
8.   Site and pit on-site prepared for inspection
9.   Site approved by oil and gas inspector
10.  Drilling company comes in and sets up
11.  Drilling begins
12.  Drilling lasts 5-6 days to 3,000 to 3,500 feet
13.  Pay zones will be 5th, 3rd Sands. Gordon, Gordon Stray and Riley
14.  Drill pipe is pulled and stacked
15. Appalachian wire company wires the well (measures the fracture areas permeability for fracturing later)
16. A printout is generated with the computerized equipment on site doing wire measurement
17. Measurements are made as to where to permeate pipe with fracturing based on pay zones desired to fracture 18 Pipe is put into well ...4 inch first and cemented in

19.  7.5 inch is inserted into well and cemented in
20.  9 inch pipe is inserted and cemented
21.  Fracture cups are inserted into fracture areas
22.  Areas are fractured one at a time
23.  Total fracture on 4 areas is concluded
24. 6.5 tons of white sand, 1 million cubic feet of nitrogen and 6,000 gallons of water are introduced
25. After two hours we allow the well to run into the pond all the fracture materials
26.  Sand should not come out, only water and gas into the pond
27.  Well is shut in and ground equipment installed for putting into line
28. Line to accepting pipe is started at point 15 and completed as this event arrives
29.  Well is allowed to flow; water into 100 barrel tanks, oil in same area
30. Dewatered gas goes through meter into the main line It will be 3 months from this time that Indigo-Energy receives the first paycheck on this well. At the end of 30 days we will know our flow rate for gas and oil because we can read charts attached to the on ground well equipment

3 Month Milestones

     1)   First well is drilled
     2)   First well producing revenue
     3)   Second and Third wells drilled
     4) Indigo-Energy is compliant in all past due pre-reorganization SEC filings

6-Month Milestones

     1)   Wells two and three producing revenue
     2)   Three additional wells have been permited and drilled
     3)   Drill wells four, five and six
     4)   Wells one, two, three and four producing revenue

One year Milestones

     1) Indigo-Energy completes a 10 well drill program as a minimum with the goal of having completed 20 wells drilled.
     2)   The majority of the wells producing monthly revenue
     3)   Set plans for drilling an additional 10 wells in year two

Through December 15, 2005 $925,000 has been raised to cover costs associated with pre-startup oil and gas drilling operations with Falcon. The capital raised was from private investors in Indigo Land and Development during October, November and December of 2005 for .25 cents per common share. Additionally, the capital raised has supported the transformation of Procare America, Inc to Indigo-Energy, Inc as a public trading company, which covered SEC attorney fees, accounting and SEC audit fee as well as preparing and filing past quarterly and yearly statements to become a public reporting company, monthly fees to independent contractors, contract employees and contractors. In addition, $240,000 is being held in escrow pending the filing of all past due pre-reorganization SEC filings. A total of 960,000 shares will be released to the investors upon the filings.

The Company intends to raise additional funds as required through private equity offerings in order to fund the exploration of natural gas on the Indigo-Energy property. Any financing program conducted by the Company will most likely result in the issuance of additional shares of common stock which will dilute the ownership interests of the Company's current shareholders.


Item 3.    Description of Properties

Indigo-Energy owns 420 acres of mineral rights (excluding coal) in Greene County, Pennsylvania and Monongalia County, West Virginia. The surface land is rolling hills and valleys with intermittent streams. The production of natural gas and oil on the property is completely owned by Indigo with no percentage of royalties or overrides owed to any third party (e.g. property owners, production companies, geologists, etc.).

Studies have been carried out on the minerals in the area on the Devonian Shale which lies below the surface at about 5000 feet by the United States Department of Energy, Morgantown Center in conjunction with the Mount Corporation. Additionally, Indigo has commissioned four separate studies on the property by Yedlosky, Trude, Deal and Kesterson who are geologists and petroleum engineers. Based upon these studies, Management believes the properties are commercially viable.

The Indigo tract of land is also geologically situated in the Rome Trough Fault where wells have been recently drilled in the Roane, Braxton and Calhoun Counties having potentials in the Middle Ordovician / Trenton and Black River formations 10,000 to 12,000 feet deep.

The source for our production lies beneath the approximately 420 acres of property, including minerals (except coal, but including coal gas), in the Battelle District in Monongalia County, West Virginia and Spring Hill and Gilmore Townships in Greene County, Pennsylvania. Studies have been conducted on the oil and gas in the region that includes the property by the U. S. Department of Energy. Further, Indigo commissioned four separate geologic and engineering studies of the land and subsurface to qualify the potential for recoverable reserves of natural gas, oil and coal bed methane. These collective studies and reports by Sam M. Deal, J. R. Yedloski, Greg R. Trude and Donald C. Kesterson indicate that there are recoverable reserves beneath the company property. Specifically, it has been demonstrated that there are at least four natural gas pay zones above the Devonian Era Formations and potential oil reserves in the Devonian Formation in the vicinity of the Indigo property. These natural resources are available via subsurface drilling and recovery techniques. In addition, favorable structural geologic conditions exist in the vicinity of the property including the Robinson Syncline and the Rome Trough Fault zone.

     Production Information

As of January 25, 2006, Indigo has no production.


     Reserve Information

Reserve calculations by independent petroleum engineers involve the estimation of future net recoverable reserves of oil and gas and the timing and amount of future net revenues to be received. Those estimates are based on numerous factors, many of which are variable and uncertain. Reserve estimators are required to make numerous judgments based upon professional training, experience, and educational background. The extent and significance of the judgments in them are sufficient to render reserve estimates inherently imprecise. Since reserve determinations involve estimates of future events, actual production, revenues and operating expenses may not occur as estimated. Accordingly, it is common for the actual production and revenues later received to vary from earlier estimates. Estimates made in the first few years of production from a property are generally not as reliable as later estimates based on a longer production history. Reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Also, potentially productive gas wells may not generate revenue immediately due to lack of pipeline connections and potential development wells may have to be abandoned due to unsuccessful completion. These reserves are available and easily extracted with existing, state of the art drilling and production techniques.

     Estimated Proven Reserves

The estimated recoverable reserves from these reports are summarized below:

                       Estimated Indigo Property Reserves

         Gas
         ---
         Big Injun and Fifth Sands                    17,010,000 MCF
         Gordon, Bayard, Riley and Gantz              10,000,000 MCF
         Lower Devonian                               16,800,000 MCF
         Coal Bed Methane                             16,610,000 MCF

         Oil
         ---
         Total Devonian                               180,000 barrels


     Oil And Gas Titles

We believe that the title to our properties is generally acceptable to a reasonably prudent operator in the oil and gas industry. The properties owned by us are not subject to royalty, overriding royalty, and other interests customary in the industry, liens incidental to operating agreements, current taxes and other burdens, minor encumbrances, easements, and restrictions. We do not believe that any of these burdens materially detract from the value of the properties or will materially interfere with their use in the operation of our business.

     Office Facilities

Our Fairfax, Virginia office is currently provided, without expense to the Company. The office is located at 4041 University Drive, Suite 302, Fairfax, VA 22030.


Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table shows the stockholdings of all directors and executive officers of the Registrant, principal stockholders who own beneficially more than five percent of the Registrant's 104,679,127 issued and outstanding common stock, and all directors and officers of the Company as a group as of January 30, 2006.

                                                                     Amount
Title      Name and Address                                          of shares     Percent
of         of Beneficial                                             held by          of
Class      Owner of Shares               Position                    Owner          Class
-----------------------------------------------------------------------------------------------
Common     Lois Moore (1)                5%> Shareholder            49,100,000       47%
           4100 Meadow Hill Lane
           Fairfax, VA 22033

           Curtis Lee Fleming            Director, President         1,000,000        1%
           1106 Lakeview Drive
           Cross Junction, VA 22625

           David Albanese                Director, Sec.-Treasurer    1,000,000        1%
           2301 Whitcomb Place
           Falls Church, VA 22046-1853

           James Holland                 Director, V-P               1,000,000        1%

           Officers & Directors
           As a Group (3 persons)                                    3,000,000        3%

(1)  Includes deemed beneficial ownership for gifted shares


Item 5.    Directors and Executive Officers, Promoters and Control Persons

The directors and executive officers of the Company currently serving are as follows:

Name                    Age     Positions Held and Tenure
----                    ---     -------------------------
Curtis Lee Fleming      39      Director and President since 12/2005
David Alan Albanese     57      Director and Secretary Treasurer since 12/2005
James Holland           59      Director and Vice President of Corporate
                                Communications and Investor Relations
                                since 12/2005

Biographical Information

Curtis Lee Fleming is President and a Director for Indigo-Energy, Inc.

Academic History
----------------
Old Dominion University, B.S. in Education
Fairmont State College, Fairmont, West Virginia; B.S. in Industrial Psychology Minor in Management/Marketing, August 1990
University of Virginia, Continuing Graduate Education
Curtis Fleming graduated with a college degree in Industrial Psychology and Business Developmental Fairmont State College

For the past five years, Curtis Fleming has been involved in the corporate structure of a company involved in special education for persons in crisis management and behavioral modification. In this area Mr. Fleming excelled by developing new programs, which are being used in schools across America. He also became involved in inmate testing and demonstrating to them that educational opportunities would raise them up out of the incarceration arena to civil residence with graduation.

While in college the incumbent was involved in football at Fairmont State College where he excelled and upon graduation took a job at the Timber Ridge School in 1991 where the school assigned him with 25 individuals who were disruptive members of society. He developed recreational efforts, extensive counseling and development of community service projects. While there he assisted in developing a new residential unit called the Aspen. Curtis has always been involved in outdoor activities such as hunting, fishing and hiking.


David Alan Albanese is a Director for Indigo-Energy, Inc. and is also the Secretary Treasurer.

Academic History
Cristobal High School / 1966
Middle Tennessee State University / 1971 / BS Marketing

For the last five years David has been a licensed Closing Agent/Notary for real estate settlements in the Greater Metro DC area. In the mid-eighties David formed Tri-Sands Petroleum Group, Inc. to purchase and resell oil and gas wells located in southeast Ohio. Over David's business career he has been involved in numerous equity real estate transactions. He co-founded Universal Systems, Inc
(USI) two days after College graduation, which was the first company to successfully computerize the Real Estate Settlement Procedures Act of 1974 (RESPA) which standardized the real estate closing process in the United States. Over the years, David has been an active participant with the US Jaycees and Kiwanis International to round out his civic involvement.

James Holland is a Director for Indigo-Energy, Inc. and Vice President of Corporate Communications and Investor Relations

  Academic History
  ----------------
  Secondary School         Walkerville Collegiate Institute, Windsor Ontario
                           Senior Matriculation - Honours
  University               University of Windsor. Windsor Ontario
                           University of Guelph, Guelph, Ontario
                           Hons. BA - English, Political Economics
  College                  George Brown College, Toronto, Ontario
                           Degree - Graphic Art and Design
  1997 - Present           James Holland Corporate Communications / Break Media
                           Group / Diesel Edge Communications / Investor
                           Presentation.com
                           Contract Consultant to Industry - Principal

Since 1997 James Holland has been the principal in James Holland Corporate Communications. His business experience covers Investor Relations, corporate communications, web development, computer graphics, product marketing and Business Development consulting positions with numerous companies. There are no family relationships between any of the directors or officers of the Registrant or its subsidiaries. The Registrant has no standing audit, nominating or compensation committees of the Board of Directors, or any committees performing similar functions.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all reports under Section 16(a) required to be filed by its officers and directors and greater than ten percent beneficial owners were not timely filed as of the date of this filing.


Item 6.  Executive Compensation

Mr. Fleming, the newly appointed CEO / President of the Registrant, does not have an employment agreement with Indigo. Mr. Fleming's first year salary is $48,000 plus a grant of 1 million shares of restricted common stock.

Stock Options Granted In Last Fiscal Year
-----------------------------------------

During the fiscal years ended June 30, 2005, 2004 and 2003, the Company did not grant any options to its Chief Executive Officer or any other officer or director.

Employment Agreements
---------------------

No employment agreements exist between any executive and the Company.

Compensation of Directors
-------------------------

Directors are entitled to reimbursement of expenses incurred in attendance of Board Meeting and fulfilling their duties as a director.


Item 7.    Certain Relationships and Related Transactions

Jerry Moore, the sole officer and director of Indigo Land & Development Inc., prior to the reorganization with the Registrant has received a monthly consulting fee of $3,500 per month since September, 2005. Mr. Moore's wife Lois Moore received 49,100,000 shares of common stock pursuant to the reorganization with the Registrant. David Larson and Richard Haggard served and continue to serve as consultants to Indigo and were instrumental in the reorganization with Procare. Mr. Larson and Mr. Haggard have received a monthly consulting fee of $3,500 per month since September, 2005.


Item 8.  Description of Securities

The authorized capital stock of our Company consists of 500,000,000 shares of common stock, $0.001 par value per share. The following summary of certain provisions of the common stock of our Company does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Articles of Incorporation, and the Amendments to our Articles of Incorporation, which are included as exhibits to this document and by the provisions of applicable law.

Common Stock
------------

As of January 25, 2006, the Company has 104,639,127 shares of common stock issued and outstanding. As a holder of our common stock:

     (a) you have equal rights to dividends from funds legally available, ratably, when as and if declared by our Board of Directors;
     (b) you are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;
     (c) you do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable;

     (d) you are entitled to 1 vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholders; and
      (e)  your shares are fully paid and non-assessable.

Additionally, there is no cumulative voting for the election of directors.


Part II

Item 1. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

The Company's common stock (symbol: PCAM) is listed on the "pink sheets" as published by the National Quotation Bureau. The information provided by the National Quotations Bureau is that there has been no bid for the Company's common stock for the past four fiscal years ended June 30, 2005, 2004, 2003 and 2002.

As of January 25, 2006, there were 104,639,127 shares of common stock outstanding and there were approximately 900 record holders of the Company's common stock.

     Equity Compensation Plan Information

The Company does not have any equity compensation plans in effect. As a shell company, the Company is prohibited from filing a registration statement on Form S-8 for shares of common stock pursuant to an equity compensation plan until 180 days after it ceased to be a shell company.

     Dividends

We have not paid cash dividends on our Common Stock and do not intend to pay any cash dividends for the foreseeable future.


Item 2.   Legal Proceedings.

The Registrant and Indigo Land and Development, Inc., are not currently involved in any litigation that it is believed could have a materially adverse effect on its financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Registrant or any of its subsidiaries, threatened against or affecting the Registrant, its common stock, any of its subsidiaries or of the Registrant's or Registrant's subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a material adverse affect.

Item 3. Changes in or Disagreements with Certifying Accountants on Accounting and Financial Disclosures.

Stirtz Bernards Boyden Surdel & Larter, P.A., had been the auditor for Procare America, Inc., for the fiscal year ended June 30, 2001, which was the last fiscal year for which audited statements were filed. Stirtz Bernards Boyden Surdel & Larter, P.A., merged into Wipfli LLP in 2003. Wipfli LLP was never engaged by Procare America, Inc. In December 2005, the Company dismissed Stirtz Bernards Boyden Surdel & Larter, P.A. The audit reports of Stirtz Bernards Boyden Surdel & Larter, P.A. on our financial statements as of and for the years ended June 30, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. However, the opinion did contain an uncertainty as to Procare America, Inc.'s ability to continue as a going concern.

In connection with the audit of the financial statements prepared for the fiscal years ended June 30, 2005, 2004, 2003, and 2002 and to the date of dismissal, the Registrant had no disagreements with Stirtz Bernards Boyden Surdel & Larter, P.A. with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

In December 2005, the Registrant engaged Michael F. Cronin, CPA, as the new principal independent accountant for the Company. The board of directors has approved the change of accountants.

For the fiscal years ended June 30, 2005, 2004, 2003, and 2002, Michael F. Cronin, CPA, including the subsequent interim periods through the date of the appointment of Michael F. Cronin CPA, neither the Registrant, nor anyone on its behalf, consulted with Michael F. Cronin, CPA regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Registrant has provided Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., with a copy of this report prior to filing it with the Securities and Exchange Commission (SEC). We requested that Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., furnish separate letters addressed to the SEC stating whether the firm concurs with the above statements. The letter from Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., is attached as Exhibit 16.1 to this Form 8-K.

Item 4. Recent Sales of Unregistered Securities

The following unregistered securities were issued by the Registrant during the past three years:

Date         # & Type of Securities      To Whom Issued              Consideration
-----------------------------------------------------------------------------------------
May 2004         149,000 Shares       5 Shareholders/Creditors        $50,500
                                                                      debt conversion

Jan. 2005      3,024,780 Shares       7 Investors                     $3,024.78
                                                                      $0.01 per share

Dec 2005     10,000,000. Shares       1 Investor                      Investment Banking
                                                                      Services
             20,000,000  Shares       Prior Legal Counsel and
                                      Directors                       Services

Jan 2006      49,100,000 Shares       Lois Moore                      Share Exchange

               4,000,000 Shares       Current Officers,
                                      Directors & Consultant          Services

               4,718,000 Shares       40 Investors                    $0.25 per share.

With respect to the sales, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to accredited and sophisticated investors provided with all material information regarding the Registrant and Indigo Land and Development Inc. The securities were appropriately restricted.


Item 5.     Indemnification of Directors and Officers

Neither our Articles of Incorporation nor our bylaws provide for the indemnification of a present or former director or officer. However, pursuant to Nevada Revised Statutes Section 78.750 and 751, we must indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

                                 C O N T E N T S


                                                                         Page
                                                                        ------

Report of Certified Public Accountant                                     F-2

Audited Financial Statements for Fiscal Year Ended December 31, 2004

       Balance Sheet                                                      F-3

       Statement of Income (Loss) And Retained Earnings                   F-4

       Statement of Cash Flows                                            F-5

Notes to Audited Financial Statements                                     F-6

Unaudited Financial Statements for Nine Months Ended September 30, 3005

       Balance Sheet                                                      F-7

       Statement of Income (Loss) And Retained Earnings                   F-8

       Statement of Cash Flows                                            F-9

Notes to Audited Financial Statements                                    F-10

Pro Forma Financial Statements                                           F-11

TIMOTHY L. O'BRIEN
CERTIFIED PUBLIC ACCOUNTANT
________________________________________________________________________________

                          Independent Auditor's Report

Board of Directors and Stockholders
Indigo Land and Development, Inc.

We have audited the accompanying balance sheet of Indigo Land and Development, Inc., as of December 31, 2004, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indigo Land and Development, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/  Timothy L. O'Brien, CPA
----------------------------
     December 5, 2005





 9697 Main Street Suite B Fairfax, Virginia 22031 703-448-1040 fax 703-448-1340
               email tlo@obrien-cpa.com website www.obrien-cpa.com

                        INDIGO LAND AND DEVELOPMENT, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2004




ASSETS

          Land, Development and Exploration Costs                     $ 365,668
                                                                      ---------

TOTAL ASSETS                                                          $ 365,668
                                                                      ---------


LIABILITIES AND STOCKHOLDERS' EQUITY

          Current Liabilities

          Due to Shareholders                                         $     535
                                                                      ---------

TOTAL CURRENT LIABILITIES                                                   535

STOCKHOLDERS' EQUITY

          Capital Stock                                                   4,000

          Capital in Excess of Par Value                                362,000

          Retained Earnings (Deficit)                                      (867)
                                                                      ---------

TOTAL STOCKHOLDERS' EQUITY                                              365,133

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 365,668
                                                                      ---------




      See accompanying auditors' report and notes to financial statements

                        INDIGO LAND AND DEVELOPMENT, INC.
                STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2004



INCOME

          Commissions Earned                                              $ 200

EXPENSES

          Licenses and Permits                                              113
          Travel                                                            687
                                                                          -----

TOTAL EXPENSES                                                              800
                                                                          -----

NET INCOME                                                                 (600)

RETAINED EARNINGS (DEFICIT) AT BEGINNING OF YEAR                           (267)
                                                                          -----

RETAINED EARNINGS (DEFICIT) AT END OF YEAR                                ($867)
                                                                          -----







      See accompanying auditors' report and notes to financial statements

                        INDIGO LAND AND DEVELOPMENT, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004






OPERATING ACTIVITIES

          Net Income (Loss)                                               ($600)


INVESTING ACTIVITIES

          Reduction in Land, Development and Exploration Costs              600


FINANCING ACTIVITIES                                                          0
                                                                          -----


NET CASH INCREASE (DECREASE) FOR PERIOD                                       0

CASH AT BEGINNING OF PERIOD                                                   0
                                                                          -----

CASH AT END OF PERIOD                                                         0
                                                                          -----





      See accompanying auditors' report and notes to financial statements

                        INDIGO LAND AND DEVELOPMENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Revenue Recognition

          At this time, the company recognizes income using the accrual method of income recognition. Under this method, the company recognizes income when earned and expenses when incurred.

NOTE 2 - PROVED RESERVES

          The company owns and is invested in proved reserves of oil, natural gas and coal. These reserves were identified as a result of geological surveys done on the land holdings. The value of these reserves fluctuates but based on current market conditions at the time of these statements the reserves value is as follows:

          Gas     60,420,000 mcf                         $ 500,000,000
          Oil        180,000 barrels                        10,800,000
                                                         -------------
                                                         $ 510,800,000

NOTE 3 - SUBSEQUENT EVENT

          On September 3rd, 2005 the company entered into an agreement to purchase the stock of 2 of the 3 shareholders. The total purchase price of the shares was $1,000,000 all of which was to be paid in the next 12 months.

                        INDIGO LAND AND DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)
                               SEPTEMBER 30, 2005



ASSETS                                                                UNAUDITED

          Land, Development and Exploration Costs                   $   370,645
                                                                    -----------

TOTAL ASSETS                                                        $   370,645
                                                                    -----------


LIABILITIES AND STOCKHOLDERS' EQUITY

          Current Liabilities

          Due to Shareholders                                       $     4,935
          Customer Deposits                                              25,000
          Current Portion of Debt Used to Purchase Treasury Stock     1,000,000
                                                                    -----------

TOTAL CURRENT LIABILITIES                                             1,029,935

STOCKHOLDERS' EQUITY

          Capital Stock                                                   1,334

          Capital in Excess of Par Value                                361,666

          Cost of Treasury Stock                                       (997,000)

          Retained Earnings (Deficit)                                   (25,290)
                                                                    -----------

TOTAL STOCKHOLDERS' EQUITY                                             (659,290)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   370,645
                                                                    -----------



                 See accompanying notes to financial statements

                        INDIGO LAND AND DEVELOPMENT, INC.
                STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS
                                   (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005


INCOME                                                                 UNAUDITED

          Commissions Earned                                           $    292

EXPENSES

          Bank Charges                                                       98
          Licenses and Permits                                              119
          Professional Fees                                              24,498
                                                                       --------

TOTAL EXPENSES                                                           24,715

NET INCOME                                                              (24,423)

RETAINED EARNINGS (DEFICIT) AT BEGINNING OF YEAR                           (867)
                                                                       --------

RETAINED EARNINGS (DEFICIT) AT END OF YEAR                             ($25,290)
                                                                       --------






                 See accompanying notes to financial statements

                        INDIGO LAND AND DEVELOPMENT, INC.
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005





OPERATING ACTIVITIES                                                   UNAUDITED

          Net Income (Loss)                                            ($24,423)
          Adjustments to reconcile Net Income (Loss) to net cash provided by operations:

          Customer Deposits                                              25,000
          Due to Shareholder                                              4,400
                                                                       --------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                 4,977

INVESTING ACTIVITIES

          Increase in Land, Development and Exploration Costs            (4,977)

FINANCING ACTIVITIES                                                          0
                                                                       --------


NET CASH INCREASE (DECREASE) FOR PERIOD                                       0

CASH AT BEGINNING OF PERIOD                                                   0
                                                                       --------

CASH AT END OF PERIOD                                                         0
                                                                       --------



                 See accompanying notes to financial statements

                        INDIGO LAND AND DEVELOPMENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These unaudited financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

     Revenue Recognition
     -------------------

     At this time, the company recognizes income using the accrual method of income recognition. Under this method, the company recognizes income when earned and expenses when incurred.

NOTE 2 - PROVED RESERVES


     The company owns and is invested in proved reserves of oil, natural gas and coal. These reserves were identified as a result of geological surveys done on the land holdings. The value of these reserves fluctuates but based on current market conditions at the time these statements were prepared - December, 2005 - the reserves value is as follows:

          Gas     60,420,000 mcf                   $ 1,170,904,000
          Oil        180,000 barrels                    10,800,000
                                                   ---------------
                                                   $ 1,181,704,000

NOTE 3 - SUBSEQUENT EVENT

     On September 3rd, 2005 the company entered into an agreement to purchase the stock of 2 of the 3 shareholders. The total purchase price of the shares was $1,000,000 all of which was to be paid in the next 12 months.

                             Procare America, Inc.
                        Combined Proforma Balance Sheet
                                 June 30, 2005


                                                                           Indigo
                                                            Procare       Land and
                                                            America,     Development,  Eliminations
                                                              Inc.          Inc.          Dr(Cr)         Combined
-------------------------------------------------------------------------------------------------------------------
                            Assets                          2005            2005                           2005
-------------------------------------------------------------------------------------------------------------------

Current Assets
Cash & cash equivalents                                   $         0    $         0                   $         0
Prepaid expenses                                                    0              0                             0
  Total current assets                                              0              0                             0
                                                          -----------    -----------   ------------    -----------

Property & equipment (net)                                          0              0                             0
Land, Development and Exploration Costs                             0        370,645                       370,645
                                                          -----------    -----------   ------------    -----------
Total Assets                                              $         0    $   370,645                   $   370,645
                                                          -----------    -----------   ------------    -----------

            Liabilities & Stockholders' Deficiency

Current Liabilities:
Accounts payable                                          $    41,537    $         0                   $    41,537
Accrued payroll taxes                                         323,992              0                       323,992
Accrued interest                                              112,750              0                       112,750
Due to Shareholders                                                 0          4,935                         4,935
Customer Deposits                                                   0         25,000                        25,000
Current Portion of Debt Used to Purchase Treasury Stock             0      1,000,000                     1,000,000
Notes payable                                                   4,000              0                         4,000
                                                          -----------    -----------   ------------    -----------
  Total current liabilities                                   482,279      1,029,935                    1,512,214
                                                          -----------    -----------   ------------    -----------


Stockholders' Deficiency:
Common stock-500,000,000 authorized $0.001 par value
16,861,127 issued & outstanding (13,836,347 in 2004)           16,862          1,334                        18,196
Additional paid in capital                                  2,957,519        361,666                     3,319,185
Cost of Treasury Stock                                              0       (997,000)                     (997,000
Accumulated deficit                                        (3,456,660)       (25,290)                   (3,481,950
                                                          -----------    -----------   ------------    -----------
Total stockholders' deficiency                               (482,279)      (659,290)                   (1,141,569
                                                          -----------    -----------   ------------    -----------


Total Liabilities & Stockholders' Deficiency              $         0    $   370,645                   $   370,645
                                                          -----------    -----------   ------------    -----------


                             Procare America, Inc.
                   Combined Proforma Statement of Operations
                            Year Ended June 30, 2005


                                                                Indigo
                                                 Procare       Land and
                                                America,      Development,   Eliminations
                                                  Inc.           Inc.           Dr(Cr)          Combined
                                              ------------------------------------------------------------
                                                  2005           2005                             2005
                                              ------------------------------------------------------------


Revenue:
Net patient revenue                           $          0    $          0                    $          0
Commissions Earned                                       0             292                             292
Other                                                    0               0                               0
                                              ------------    ------------      ----------    ------------
Total revenue                                            0             292                             292
                                              ------------    ------------      ----------    ------------

Cost of Sales:
Cost of tangible goods sold                              0               0                               0
Cost of services                                         0               0                               0
                                              ------------    ------------      ----------    ------------
Costs Applicable to Sales & Revenue                      0               0                               0
                                              ------------    ------------      ----------    ------------

Gross Profit                                             0               0                               0

Selling, General & Administrative Expenses           2,499          24,715                          27,214
                                              ------------    ------------      ----------    ------------
  Total Operating Expenses                           2,499          24,715                          27,214
                                              ------------    ------------      ----------    ------------
(Loss) before other income and income taxes         (2,499)        (24,423)

Other Income (Expense)
Interest Income                                          0               0                               0
Interest (expense), net                             (4,379)              0                          (4,379)

Net loss before income taxes                        (6,878)        (24,423)                        (31,301)
Income taxes                                             0               0                               0
                                              ------------    ------------      ----------    ------------
Net loss available to common shareholders     $     (6,878)   $    (24,423)                   $    (31,301)
                                              ------------    ------------      ----------    ------------

Basic and Diluted Net Loss Per Share                   Nil             Nil                             Nil
                                              ------------    ------------      ----------    ------------

Weighted Average Common Shares Outstanding      15,377,742           5,000                      15,382,742
                                              ------------    ------------      ----------    ------------


                             Procare America, Inc.
                   Combined Proforma Statement of Cash Flows
                            Year Ended June 30, 2005


                                                                         Indigo
                                                           Procare      Land and
                                                           America,   Development,  Eliminations
                                                             Inc.         Inc.         Dr(Cr)      Combined
                                                           ----------------------------------------------------
                                                             2005          2005                       2005
                                                           ----------------------------------------------------
Cash Flows from Operating Activities:
 Net Income                                                ($ 6,878)   ($24,423)                ($31,301)
Adjustments required to reconcile net loss to cash flows
from operating activities:
   Expenses paid by issuance of stock                         1,025           0                    1,025
Changes in Operating Assets & Liabilities
   Prepaid expenses                                               0           0                        0
   Accounts payable                                            (591)          0                     (591)
   Accrued expenses                                           6,444           0                    6,444
   Due to Shareholder                                             0       4,400                    4,400
  Customer Deposits                                               0      25,000                   25,000
                                                           --------    --------     ---------   --------
  Net cash used by operating activities                           0       4,977                    4,977
                                                           --------    --------     ---------   --------


Cash Flows from Investing Activities:
  Purchase of Equipment                                           0           0                        0
  Increase in Land, Development and Exploration Costs             0      (4,977)                  (4,977)
                                                           --------    --------     ---------   --------
  Net cash used by investing activities                           0      (4,977)                  (4,977)
                                                           --------    --------     ---------   --------

Cash Flows from Financing Activities:

  Net cash used by financing activities                           0           0                        0
                                                           --------    --------     ---------   --------

Net Change In Cash                                                0           0                        0
Cash-Beginning                                                    0           0                        0
                                                           --------    --------     ---------   --------
Cash-Ending                                                $      0    $      0                 $      0
                                                           --------    --------     ---------   --------


                             Procare America, Inc.
            Combined Proforma Statement of Stockholder's Deficiency



                                                 Common
                                ---------------------------------------------
                                              Common Stock   Additional Paid-  Stock Held in   Accumulated
                                   Shares        Amount        In Capital        Treasury        Deficit         Total
-------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2004         13,836,347      $13,837       $2,957,519             $0       ($3,449,782)    ($478,426)
-------------------------------------------------------------------------------------------------------------------------
Stock issued to pay expenses      3,024,780        3,025                                                           3,025
Effect of Combination                 5,000        1,334          361,666       (997,000)          (24,423)     (658,423)
Net Loss June 30, 2005                                                                              (7,745)       (7,745)
-------------------------------------------------------------------------------------------------------------------------
Balance at June 30, 2005         16,866,127      $18,196       $3,319,185      ($997,000)      ($3,481,950)  ($1,141,569)
-------------------------------------------------------------------------------------------------------------------------

Part III

Item 1 Exhibits

Exhibit No.   Identification of Exhibit

2.1           Exchange Agreement dated December 15, 2005
3.1           Articles of Incorporation
3.2           Articles of Amendment dated November 8, 1982
3.3           Certificate of Amendment to Articles of Incorporation dated
              May 29, 1987
3.4           Articles of Amendment dated December 4, 1987
3.5           Certificate of Amendment dated February 25, 1999
3.6           Certificate of Amendment dated January 11, 2006
3.7           By-Laws dated January 25, 2006
4.1           Form of Specimen of Common Stock
10.1          Falcon Service and Drill Agreement
14.1          Code of Ethics dated January 25, 2006
16.1 Letter from Wipfli LLP (Stirtz Bernards Boyden Surdel & Larter, P.A.) dated January 27, 2006


                                   SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         Indigo-Energy, Inc.
                                                          (Registrant)

                                                       /s/ CURTIS FLEMING
                                                       ------------------
                                                            (Signature)
Date: January 27, 2006                                     CURTIS FLEMING